Exhibit 99.1
Contact:
Leena Bengani
lbengani@actuate.com
650 645 3837
Actuate Steps-Up Stock Repurchase Program
Board Authorizes Increase of Over 50% for the First Quarter
San Mateo, Calif. — February 4, 2008 — Actuate Corporation (NASDAQ: ACTU), the leader in delivering Rich Internet Applications Without Limits™, today announced that its Board of Directors authorized the increase of its existing stock repurchase program by over 50% for the first quarter of fiscal year 2008.
“Actuate’s Board of Directors believes that repurchasing shares of our stock at the current market price is a great use of capital,” said Pete Cittadini, Actuate’s president and CEO. “This increased authorization exhibits the high level of confidence the Board of Directors has in the long-term prospects of the company and our Open Source initiative.”
About Actuate Corporation
Actuate Corporation is dedicated to increasing the richness, interactivity, and effectiveness of enterprise data, for everyone, everywhere. Actuate delivers the next generation RIA-ready information platform for both customer and employee-facing applications. The Actuate platform boasts unmatched scalability, high-performance, reliability and security. Its proven RIA capabilities and highly collaborative development architecture are backed by the world’s largest open source information application developer community, grounded in BIRT, the Eclipse Foundations’ only top level Business Intelligence and reporting project.
Global 9000 organizations use Actuate to roll out RIA-enabled customer loyalty and Performance Management applications that improve customer satisfaction and employee productivity. The company has over 4,200 customers globally in a diverse range of business areas including financial services and the public sector, many of which have a long history of deploying Actuate-based solutions for dozens, or even hundreds of their mission-critical applications. Founded in 1993, Actuate has headquarters in San Mateo, California, with offices worldwide. Actuate is listed on NASDAQ under the symbol ACTU. For more information on Actuate, visit the company’s web site at www.actuate.com.
Cautionary Note Regarding Forward Looking Statements: The statements contained in this press release that are not purely historical are forward looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. These include statements regarding Actuate’s expectations, beliefs, hopes, intentions or strategies regarding the future. All such forward-looking statements are based upon information available to Actuate as of the date hereof, and Actuate disclaims any obligation to update or revise any such forward-looking statements based on changes in expectations or the circumstances or conditions on which such expectations may be based. Actual results could differ materially from Actuate’s current expectations. Factors that could cause or contribute to such differences include, but are not limited to, the general spending environment for information technology products and services in general and Rich Internet Application software in particular, quarterly fluctuations in our revenues and other operating results, our ability to expand our international operations, our ability to successfully compete against current and future competitors, the impact of future acquisitions (including the performancesoft, Inc. acquisition) on the company’s financial and/or operating condition, the ability to increase revenues through our indirect distribution channels, general economic and geopolitical uncertainties and other risk factors that are discussed in Actuate’s Securities and Exchange Commission filings, specifically Actuate’s 2006 Annual Report on Form 10-K filed on March 20, 2007 and Quarterly Reports on Form 10-Q filed on May 10, 2007, August 9, 2007 and November 9, 2007.
Copyright© 2008 Actuate Corporation. All rights reserved. Actuate and the Actuate logo are registered trademarks of Actuate Corporation and/or its affiliates in the U.S. and certain other countries. All other brands, names or trademarks mentioned may be trademarks of their respective owners.
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